Exhibit 99.1

NextMart, Inc. – Acquisition of Oil Field Services Company

PHOENIX (ACCESS WIRE) January 21, 2022 – NextMart, Inc. (the “Company” or “NXMR” - Pink Sheets Alternative Reporting Pink: NXMR) – NXMR would like to announce that it has acquired controlling interest in Emco Oilfield Services, LLC, a New Mexico limited liability company, based out of Carlsbad, New Mexico (“Emco”).

William Bouyea (CEO of the Company), states…“We are excited to announce that we have acquired Emco. We feel this is a perfect fit for the direction of where we want our core business focus to develop. Emco has been in operation since early 2018 and has already made a significant impact in the Permian Basin. Emco will be our flagship business.”

Since 2018, Emco has booked top line revenue of over $45M USD. Currently Emco services over 68 oilfield clients, including major oil companies such as Exxon Mobile’s subsidiary, XTO, Chevron, Conoco Phillips, Occidental (OXY), and major independent public oil companies such as EOG, Devon, Cimarex, Noble Energy and many more. To service their clients, Emco purchased over $4M in trucks, trailers, and other oilfield service equipment assets. Emco has provided the following oilfield services: salt water and fresh water hauling, hydrovac services, pressure control and flowback, solids control, drilling cuttings removal and disposal, oilfield construction, tank/pit cleaning, rig and tank steam cleaning, hotshot delivery, winch truck heavy hauling, and frac tank rentals. You can see a brochure of the details of the services offered by Emco on its website provided below.

Mr. Bouyea stated further…”Even during the downturn caused by the COVID pandemic, Emco has had continued revenue producing operations. We feel with a capital infusion into its operations to purchase more service assets, the Company can grow Emco into one of the biggest oilfield service businesses in the Permian Basin, especially now that the rig count that dropped significantly during the pandemic has increased to 533 which is 264 more than this time last year. In addition, existing wells that were shut in due to the drop in demand caused by the pandemic are being brought back online. This macro change in the supply side for oil started its upward trajectory when countries around the world ended lockdowns and people started traveling again. This has resulted in oil prices increasing to the current rate of almost $90 per barrel, which is a four-fold increase in price from its low of $22 per barrel in March 2020. As oil companies continue to ramp up production, their need for oilfield services that Emco provides are increasing now and will continue to increase as more rigs are added and more wells are turned back on. With fewer oilfield service providers available in our market, Emco plans to be aggressively competitive with our current clients and grow our client base significantly. We feel that this was a perfectly strategic acquisition with the predicted future growth of domestic oil production.”

Please review Emco’s web site at: https://emcooilfield.com/

Forward Looking Statement

Certain statements that we make may constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. The statements contained herein may contain certain forward-looking statements relating to NXMR that are based on the beliefs of NXMR’s management as well as assumptions made by and information currently available to NXMR’s management. These forward-looking statements are, by their nature, subject to significant risks and uncertainties. These forward-looking statements include, without limitation, statements relating to the NXMR’s business prospects, future developments, trends and conditions in the industry and geographical markets in which NXMR operates, its strategies, plans, objectives and goals, its ability to control costs, statements relating to prices, volumes, operations, margins, overall market trends, risk management and exchange rates.

ABOUT US

NextMart, Inc., a Delaware Corporation, is a public quoted Pink Sheet issuer under the ticker symbol “NXMR”. Currently, NXMR currently is a shell company with a new management team with plans to become a current alternative reporting issuer with OTC Markets. The Company is currently looking for an appropriate business acquisition.

CONTACT:

98 Lower Westfield Road

Holyoke, MA 01040

Phone: (602) 499-6992

Web Site: www.nextmarkcorporation.com

Twitter: @CorporationNxmr

Email: info@nextmarkcorporation.com

Contact: William Bouyea, CEO